Exhibit 10.102

DEED OF TRUST NOTE

$8,889,000.00	Dallas, Texas	As of March 8, 2007

FOR VALUE RECEIVED, the undersigned, FRISCO SQUARE F1-1, LTD., a Texas limited partnership (“Maker”), hereby promises to pay to the order of COMPASS BANK (“Lender”), at its principal office in Dallas, Dallas County, Texas, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Eight Million Eight Hundred Eighty-Nine Thousand and No/100 Dollars ($8,889,000.00), or so much thereof as shall be advanced, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America.

The unpaid Principal Amount of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at the Commercial Based Rate and/or one or more applicable LIBO Based Rates (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate (a) be lass than the Floor Rate, or (b) exceed the Maximum Rate. Notwithstanding the foregoing, Lender may in its sole and absolute discretion, waive the Floor Rate pertaining to the Applicable Rate. If at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Commercial Based Rate or the LIBO Based Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Additional Costs” — Any costs, losses or expenses incurred by Lender which it determines are attributable to its making or maintaining the Loan, or its obligation to make any Loan advances, or any reduction in any amount receivable by Lender under the Loan or this Note.

“Applicable Rate” — The Commercial Based Rate as to that portion of Principal Amount bearing interest at the Commercial Based Rate and the LIBO Based Rate as to each Euro-Dollar Amount.

“Commercial Based Rate” — The Compass Bank Index, with the Compass Bask Index being, as of a particular day, the Prime Rate as published in The Wall Street Journal’s “Money Rates” table for that day. If multiple Prime Rates are quoted in such table, then the highest Prime Rate quoted therein shall be the Compass Bank Index. In the event that a Prime Rate is not published in The Wall Street Journal’s “Money Rates” table, then Lender (or its successors) will choose a substitute index rate for calculating the Compass Bank Index, which is based on comparable information. The Compass Bank Index may not be the lowest rate of Interest that Lender charges. The Commercial Based Rate shall fluctuate with such Compass Bank Index changing as of the day of any change in the Compass Bank Index; provided, however, the Commercial Based Rate shall never exceed the Maximum Rate.

“Deed of Trust” — The Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents dated of even date herewith in favor of the Trustee named therein, evidencing a lien on certain real property in Collin County, Texas, described therein, and evidencing a security interest in certain personal property described therein.

“Default Rate” — The rate per annum which is five percent (5%) above the Commercial Based Rate.

“Euro-Dollar Amount” — Each portion of the Principal Amount bearing interest at an applicable LIBO Based Rate pursuant to a Euro-Dollar Rate Request.

“Euro-Dollar Business Day” — Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York, New York and Dallas, Texas.

“Euro-Dollar Rate Request” — Maker’s telephonic notice (to be promptly confirmed in writing which must be received by Lender before such Euro-Dollar Rate Request will be put into effect by Lender), to be received by Lender by 12 o’clock Noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of (a) its intention to have (1) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any portion of any advance of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the LIBO Based Rate and (b) the Interest Period desired by Maker in respect of the amount specified.

“Euro-Dollar Rate Request Amount” — The amount, to be specified by Maker in each Euro-Dollar Rate Request, which Maker desires to bear interest at the LIBO Based Rate and which shall in no event be less than $250,000 and which, at Lender’s option, shall be an integral multiple of $100,000.

“Euro-Dollar Reference Source” — The display for Euro-Dollar rates provided on Telerate Information Service (or such other page as may replace page 3750 on the service for the purpose of displaying Euro-Dollar rates); or, at the option of Lender, the display for Euro-Dollar rates on such other service selected from time to time by Lender and determined by Lender to be comparable to Telerate Information Service, which other service may include Reuters Monitor Money Rates Service.

“Floor Rate” — means a rate equal to five and one-half of one percent (5.5%) per annum.

“Interest Period” — The period during which interest at the LIBO Based Rate, determined as provided in this Note, shall be applicable to the Euro-Dollar Rate Request Amount in question, provided, however, that each such period shall be either one (1) month, two (2) months, three (3) months or six (6) months, which shall be measured from the date specified by Maker in each Euro-Dollar Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Maker for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Euro-Dollar Business Day then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day) and in no event shall any such period be elected which extends beyond the Maturity Date.

“LIBO Based Rate” — With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Lender to be equal to the sum of (a) the quotient of the LIBO Rate for the Euro-Dollar Amount and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of 1%, and (b) two percent (2.0%).

“LIBO Rate” — The rate determined by Lender (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Maker in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

“Loan” — The $8,889,000.00 construction loan to be made to Maker by Lender pursuant to the Loan Agreement and evidenced hereby.

“Loan Agreement” — The Construction Loan Agreement of even date herewith between Lender and Maker pursuant to which the Loan is being made.

“Loan Documents” — The Loan Agreement, this Note, the Deed of Trust, the Assignment of Leases and Rents and other documents evidencing, securing and relating to the Loan.

“Maturity Date” — March 8, 2009, being the date this Note becomes due and payable in its entirety, unless extended pursuant to the terms and conditions of the Loan Agreement.

“Maximum Rate” — The maximum interest rate permitted under applicable law, it being understood that, if applicable law provides for a ceiling under Chapter 303.002-.003 of the Texas Finance Code, such ceiling shall be the weekly ceiling.

“Mortgaged Property” — The real property, improvements, fixtures and other property and interest described in the Deed of Trust.

“Principal Amount” — That portion of the Loan evidenced hereby as is from time to time outstanding.

“Regulation D” — Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

“Regulation” — With respect to the charging and collecting of interest at the LIBO Based Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reserve Requirement” — The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against “Eurocurrency Liabilities”, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Note or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “LIBO Rate” set forth above.

“Treasury Rate” means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable business day, in Federal Reserve statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

Maker shall have the option, subject to the terms and conditions hereinafter set forth, of paying interest on the Principal Amount or portions thereof at the Commercial Based Rate or the LIBO Based Rate as herein provided. The Principal Amount (less each Euro-Dollar Amount from time to time outstanding) shall bear interest at the Commercial Based Rate. If Maker desires the application of the LIBO Based Rate, it shall submit a Euro-Dollar Rate Request to Lender. Such Euro-Dollar Rate Request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Maker’s right to convert the rate of interest payable hereunder with respect to any Euro-Dollar Amount from the LIBO Based Rate to the Commercial Based Rate as hereinafter provided. In the event that Maker fails to submit a Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than 12:00 noon (New York, New York time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, the Euro-Dollar Amount in question shall bear interest, commencing at the end of such Interest Period, at the Commercial Based Rate.

Lender, at its option, may honor a Euro-Dollar Rate Request which is submitted less than three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period; provided, however, Lender is not and shall not thereafter be bound to honor such a request.

Maker shall not have the right to have more than three (3) Interest Periods in respect of Euro-Dollar Amounts in effect at any one time whether or not any portion of the Principal Amount is then bearing interest at the Commercial Based Rate.

Maker shall pay to Lender, promptly upon demand, such amounts as are necessary to compensate Lender for Additional Costs resulting from any Regulation which (i) subjects Lender to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Lender under the Loan or this Note (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender’s principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender or (iii) imposes on Lender or on the interbank Euro-dollar market any other condition affecting the Loan or this Note, or any of such extensions of credit or liabilities. Lender will notify Maker of any event which would entitle Lender to compensation pursuant to this paragraph as promptly as practicable after Lender obtains knowledge thereof and determines to request such compensation. For purposes of this paragraph, of the definition of “Additional Costs” set forth above and of the next succeeding four paragraphs, the term “Lender” shall, at Lender’s option, be deemed to include Lender’s present and future participants in the Loan.

Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation, (i) Lender incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of “LIBO Rate” set forth above, (ii) Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impractical for Lender to make or maintain the Loan (or any portion thereof) at the LIBO Based Rate, then Lender’s obligation to make or maintain the Loan (or portions thereof) at the LIBO Based Rate (and Maker’s right to request the same) shall be suspended and Lender shall give notice thereof to Maker and, upon the giving of such notice, interest payable hereunder at the LIBO Based Rate shall be converted to the Commercial Based Rate, unless Lender may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the LIBO Based Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Commercial Based Rate. If subsequently Lender determines that such Regulation has ceased to be in effect, Lender will so advise Maker and Maker may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Commercial Based Rate to the LIBO

Based Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

Determinations by Lender of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Lender in respect of Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis (absent manifest error).

Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Lender determines (which determination shall be conclusive [provided that such determination is made on a reasonable basis] absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-dollar market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) the LIBO Rate, as determined by Lender, will not accurately reflect the cost to Lender of making or maintaining the Loan (or any portion thereof) at the LIBO Based Rate, then Lender shall give Maker prompt notice thereof, and the Euro-Dollar Rate Request Amount in question shall bear interest, or continue to bear interest, as the case may be, at the Commercial Based Rate. If at any time subsequent to the giving of such notice, Lender determines that because of a change in circumstances the LIBO Based Rate is again available to Maker hereunder, Lender shall so advise Maker and Maker may convert the rate of interest payable hereunder from the Commercial Based Rate to the LIBO Based Rate by submitting a Euro-Dollar Rate Request to Lender and otherwise complying with the provisions of this Note with respect thereto.

Maker shall pay to Lender, immediately upon request and notwithstanding contrary provisions contained in the Deed of Trust or other Loan Documents, such amounts as shall, in the conclusive judgment of Lender reasonably exercised, compensate Lender for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the LIBO Based Rate to the Commercial Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, or (iii) the failure of Maker to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Lender, which amounts shall include, without limitation, lost profits.

Maker shall have the right to convert, from time to time, the rate of interest payable hereunder with respect to any portion of the Principal Amount to the LIBO Based Rate or the Commercial Based Rate, subject to the terms of this Note and provided that, in the case of a conversion from the LIBO Based Rate, the entire amount of the particular Euro-Dollar Amount is the subject of the conversion.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty (subject, however, to the provisions of this Note) upon written notice thereof given to Lender by prepaid registered or certified mail at least fifteen (15) days prior to the date to be fixed therein for prepayment, and upon the payment of all accrued interest on the amount prepaid

(and any interest which has accrued at the Default Rate and other sums that may be payable hereunder) to the date so fixed and any Additional Costs attributable to any Euro-Dollar Amount prepaid.

Any portion of the Principal Amount to which the LIBO Based Rate is not or cannot pursuant to the terms hereof be applicable shall bear interest at the Commercial Based Rate.

The principal and interest of this Note shall be due and payable as follows:

Interest on the Principal Amount (whether computed at the Commercial Based Rate or the LIBO Based Rate) shall be payable monthly on the ten (10th) day of the first (1st) month following the date of this Note and the same day of each month thereafter until this Note is repaid in full or until the Maturity Date, as the case may be. The Principal Amount and all accrued but unpaid interest on the Principal Amount (whether computed at the Commercial Based Rate or the LIBO Based Rate) shall be due and payable in full on the Maturity Date. In the event that Maker exercises its right to extend the Maturity Date pursuant to and in accordance with the terms and conditions set forth in Article 9 of the Loan Agreement and the Maturity Date is so extended, then Maker shall commencing making payments of principal each month as provided in Article 9 of the Loan Agreement, which installments shall be due on the same dates as, and in addition to, payments of accrued but unpaid interest due hereunder. Upon the Maturity Date (as extended), the entire unpaid principal balance of this Note and all accrued and unpaid interest on the unpaid principal balance of this Note shall be finally due and payable without notice or demand.

All payments of principal shall be credited first against principal amounts bearing interest at the Commercial Based Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Maker shall select; provided, however, that Maker shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Maker shall fail to select the Euro-Dollar Amounts to which such payments are to be applied, or if an event of default has occurred and is continuing at the time of payment, then Lender shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Maker shall compensate Lender for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the LIBO Based Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Lender by reason of such payment.

If a default shall occur under the Deed of Trust, interest on the Principal Amount shall, at the option of Lender, immediately and without notice to Maker, be converted to the Commercial Based Rate. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Deed of Trust or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate.

If any payment required under this Note (other than principal due on the Maturity Date) is not paid within ten (10) days after such payment is due, then, at the option of Lender, Maker shall pay a late charge not to exceed five cents ($.05) for each one dollar ($1.00) of such payment of interest and/or principal, to cover the extra expense involving in handling delinquent accounts, provided that, should such late charge constitute interest under any applicable law, such late charge shall not, together with other interest to be paid, charged, contracted for, received or reserved against or taken on the indebtedness evidenced by this Note and the other Loan Documents, exceed the maximum interest permitted under applicable law. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

Maker hereby agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Lender and the owner or owners of the Mortgaged Property, whether with or without notice to Maker, and Maker shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the LIBO Based Rate or the Commercial Based Rate, as the case may be, according to the terms of any such agreement of extension or modification.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the undersigned at any time after the occurrence of a default as defined in the Deed of Trust, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. The undersigned shall make each payment which it owes hereunder not later than twelve o’clock, noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Lender after such time will be deemed to have been made on the next following business day. As used herein, the term “business day” shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

This Note is secured, inter alia, by the Deed of Trust, to which Deed of Trust reference is here made for a description of the property covered thereby and the nature and extent of the security and the rights and powers of the holder of this Note in respect of such security. Upon the occurrence of a default specified in the Deed of Trust or in any other Loan Document which remains uncured beyond any applicable notice, cure or grace period provided therein, Lender shall have the option of declaring the Principal Amount hereof and the interest accrued hereon to be immediately due and payable.

This Note has been executed and delivered in connection with the Loan Agreement, and is subject to the terms and conditions of the Loan Agreement. Reference is hereby made to the Loan Agreement for provisions affecting this Note regarding amounts of allowed draws, payment, prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs, and other costs of collection, certain waivers by Maker and others, now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

It is the intent of Lender and Maker in the execution of this Note and all Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Maker stipulate and agree that none of the terms and provisions contained in this Note or in any other Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Lender or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Lender or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give the Lender or other holder of this Note notice of such condition and Maker agrees that the Lender or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Lender or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COUNTY IN TEXAS WHERE ANY PORTION OF THE MORTGAGED PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

MAKER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. MAKER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, ANY OF THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED THEREBY.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

FRISCO SQUARE Fl-1, LTD.,
a Texas limited partnership

By:	Fairways FS F1-1, LLC, a Texas limited
liability company, its General Partner

	By:	/s/ Cathy Sweeney
		Name:	Cathy Sweeney
		Title:	Manager